Exhibit 99.1

Wally World Media Launches New Subsidiary, Vape Shop Holdings Inc.

Acquires BongShop.com and 20 other Legal Cannabis Industry Domains to launch e-commerce and Intellectual Property Subsidiary.  Kyle Moys Appointed President of New Subsidiary

New Brunswick, NJ (April 2, 2014) – Wally World Media, Inc. (OTCQB: WLYW) announced today that it has launched a new subsidiary to address the legal cannabis industry’s need for new technology platforms, to explore acquisitions and to develop new products. Kyle Moys of Washington State has been appointed President, Vape Shop Holdings, Inc., which has acquired 21 domain names including bongshop.com, vapesugar.com vapestore.net and herbcake.com that the company intends to launch to meet consumer demand for new innovative products in the legal cannabis industry. We will further update our shareholders upon further execution of our business plan.  The company’s website is http://www.vapeshopinc.com

According to Darin Myman, CEO of Wally World Media, “In addition to the new technology platforms and potential acquisitions, Mr. Moy’s appointment as President brings with it a tremendous amount of product knowledge and an operational base in a state that has legalized the recreational use of Marijuana”.

About Wally World Media
Wally World Media, Inc. (OTCQB: WLYW), is a developer of mobile technology platforms for digital media and entertainment. The company offers a video platform and mobile application to easily create, edit and share high-quality digital content. For more information please visit: www.reshoot.com.

Forward-Looking Statement for Wally World Media, Inc.

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Wally World Media, Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.